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                                                                    Exhibit 23.7













                         Consent of Independent Auditors

The Board of Directors
Webmodal, Inc.

We consent to the use of our report dated June 20, 2000 relating to the balance sheet of Webmodal, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from July 28, 1999 (inception) through December 31, 1999 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP



Chicago, Illinois
June 28, 2000